Exhibit 99

FOR IMMEDIATE RELEASE
December 11, 2009

CONTACT:	Michael P. Dickerson Vice President of Finance and Investor Relations (859) 572-8684

GENERAL CABLE CORPORATION ANNOUNCES DETERMINATION OF INITIAL
CONVERSION TERMS FOR NEW SUBORDINATED CONVERTIBLE NOTES DUE 2029
OFFERED IN EXCHANGE OFFER AND EXTENSION OF EXCHANGE OFFER

HIGHLAND HEIGHTS, KENTUCKY, December 11, 2009 - General Cable Corporation (NYSE: BGC) announced today the determination of the initial conversion price and initial conversion rate for the Subordinated Convertible Notes due 2029, or the 2029 notes, offered in its exchange offer for its outstanding 1.00% Senior Convertible Notes due 2012, or the 2012 notes. Pursuant to the exchange offer, the Company is offering to exchange $925 principal amount of the 2029 notes for each $1,000 principal amount of its outstanding 2012 notes, upon the terms and subject to the conditions set forth in the Company’s preliminary prospectus dated November 24, 2009 (as the same may be amended and supplemented, the “preliminary prospectus”) and the related letter of transmittal. Holders whose 2012 notes are accepted for exchange will also receive accrued and unpaid interest on such 2012 notes from the last interest payment date to, but excluding, the date on which the exchange of 2012 notes that are accepted for exchange is settled.

The 2029 notes will have an initial conversion price of $36.75, which is equal to the minimum initial conversion price set forth in the preliminary prospectus. The initial conversion rate for the 2029 notes will be 27.2109 per $1,000 principal amount of 2029 notes, or 1,000 divided by the initial conversion price.

The initial conversion price was determined by reference to the “average VWAP,” which means the arithmetic average, as determined by the Company, of the daily VWAP for each trading day during the 10 trading day period ending on and including December 11, 2009, which was the then scheduled expiration date for the exchange offer, rounded to four decimal places. The “daily VWAP” for any trading day means the per share volume weighted average price of the Company’s common stock on that day as displayed under the heading Bloomberg VWAP on Bloomberg Page BGC.N <Equity> AQR (or its equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume weighted average price is unavailable, the market price of one share of the Company’s common stock on such trading day determined, using a volume weighted average method, by a nationally recognized investment banking firm retained by the Company for this purpose). Because the average VWAP was less than $30.00 (the minimum initial conversion price of $36.75 divided by 122.5%), the initial conversion price has been set to equal the minimum initial conversion price of $36.75.

As a result of the determination of the average VWAP, the “reference price” for the purposes of calculating the adjustment to the conversion rate applicable in the case of certain change of control transactions is $30.00. In addition, the “initial conversion value” for the purposes of calculating the amount payable by the Company upon a tax related redemption of the 2029 notes is $816.3270.

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GENERAL CABLE CORPORATION ANNOUNCES DETERMINATION OF INITIAL CONVERSION TERMS FOR NEW SUBORDINATED CONVERTIBLE NOTES DUE 2029 OFFERED IN EXCHANGE OFFER AND EXTENSION OF EXCHANGE OFFER

Because the initial conversion price has been set at the minimum initial conversion price of $36.75, the Company announced that pursuant to the terms of the exchange offer contained in the preliminary prospectus, it has further extended the expiration date of the exchange offer. The exchange offer, which was scheduled to expire at midnight, New York City time, on December 11, 2009, will now expire at midnight, New York City time, on December 15, 2009, unless further extended or earlier terminated by the Company, to allow holders additional time to tender or withdraw their 2012 notes. Any changes in the market price of the Company’s common stock during these additional days of the exchange offer will not affect the initial conversion price or the initial conversion rate.

Except for the setting of the initial conversion terms of the 2029 notes and the extension of the expiration date of the exchange offer, the terms of the exchange offer remain as set forth in the preliminary prospectus and the related letter of transmittal, pursuant to which this exchange offer is being made.

As of 4:00 p.m., New York City time, on December 11, 2009, tenders have been received with respect to approximately $384,901,000 in aggregate principal amount of 2012 notes, which presently exceeds the $100.0 minimum aggregate principal amount of the 2012 notes that must be validly tendered and not validly withdrawn as of the expiration date. Satisfying this minimum amount as of the expiration date is a condition to the completion of the exchange offer that the Company cannot waive.

The Company has filed a registration statement and a tender offer statement relating to the exchange offer with the SEC. The registration statement has not yet become effective and the 2029 notes may not be issued, nor may the exchange offer be consummated, prior to the time that the registration statement becomes effective.

Requests for copies of the preliminary prospectus relating to the exchange offer and the letter of transmittal should be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) or (800) 488-8035 (all others). For additional information, you may contact Goldman, Sachs & Co. at (877) 686-5059 (toll-free) or (212) 902-5183 (collect) or J.P. Morgan Securities Inc. at (800) 261-5767 (toll-free) or (212) 622-2781 (collect). The preliminary prospectus contained in the registration statement and related letter of transmittal will also be available free of charge at the SEC’s website at http://www.sec.gov or by contacting the Company at 4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753, Attention: Chief Financial Officer, or by telephone at (859) 572-8000.

This press release shall not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities, nor shall there be any exchange of the 2029 notes for 2012 notes pursuant to the exchange offer in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction. The exchange offer is being made solely pursuant to the preliminary prospectus and the related letter of transmittal.

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GENERAL CABLE CORPORATION ANNOUNCES DETERMINATION OF INITIAL CONVERSION TERMS FOR NEW SUBORDINATED CONVERTIBLE NOTES DUE 2029 OFFERED IN EXCHANGE OFFER AND EXTENSION OF EXCHANGE OFFER

Before any holder tenders 2012 notes or otherwise makes any investment decision with respect to 2012 notes or 2029 notes, the holder is urged to read the registration statement, the preliminary prospectus contained therein, the tender offer statement, and the other documents that the Company has filed with the SEC, including the documents that are incorporated by reference into the registration statement, the preliminary prospectus and the tender offer statement, for more complete and important information about the exchange offer and the Company.

The Company, headquartered in Highland Heights, Kentucky, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, and communications markets.

Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors are more fully discussed in the Company’s Registration Statement on Form S-4 (File No. 333-162688), as filed with the SEC on November 24, 2009, as well as in its periodic reports filed with the SEC.

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Release No. 0632
December 11, 2009